                                                                    Exhibit 21.1

                              The GSI Group, Inc.
                              List of Subsidiaries
                              --------------------

Company Name                         Location              Type of Entity
------------                         --------              --------------
GSI/Cumberland                       Malaysia               SDN, BHD
GSI/Cumberland                       South Africa           SA Prop Limited
GSI/Cumberland                       Netherlands            BV
GSI/Cumberland                       Mexico                 Limitada
The GSI Group (Canada) Inc.          Canada                 Corporation
DMC                                  USA - Iowa             C-Corporation
Cumberland-USIMECA                   Brazil                 Limited Liab. Co.
Avemarau Equipamentos
 Atricolas Ltda.                     Brazil                 Limited Liab. Co.

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